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As filed with the Securities and Exchange Commission on February 16, 2001

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NORSTAN, INC.
(Exact name of Registrant as specified in its charter)

MINNESOTA	41-0835746
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

5101 SHADY OAK ROAD
MINNETONKA, MN 55343
(Address of principal executive offices)

NORSTAN, INC. 1995 LONG-TERM INCENTIVE PLAN
NORSTAN, INC. RESTATED NON-EMPLOYEE DIRECTORS' STOCK PLAN
2000 EMPLOYEE STOCK PURCHASE PLAN OF NORSTAN, INC.
(Full title of Plan(s))

Richard Cohen
Norstan, Inc.
5101 Shady Oak Road
Minnetonka, MN 55343
(Name and address of agent for service)

(952) 352-4000
(Telephone Number, Including Area Code, of Agent for Service

Copies to:
Philip J. Tilton, Esq.
Maslon Edelman Borman & Brand, LLP
3300 Norwest Center
Minneapolis, MN 55402-4140
(612) 672-8200

This Registration Statement will become effective immediately upon filing with the Securities and Exchange Commission. Sales of the registered securities will begin as soon as reasonably practicable after the effective date of this Registration Statement.

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Proposed Maximum Amount to be Registered(2)	Proposed Maximum Offering Price Per Share(1)	Amount of Aggregate Offering Price(1)	Registration Fee

stock options and common stock ($0.10 per value per share)	1,000,000 shares	2.00	2,000,000.00	500.00

(1)
Estimated solely for purposes of computing the registration fee in accordance with Rule 457(h) and based upon the average of the high and low prices of the Registrant's common stock as reported on The Nasdaq Stock Market on February 14, 2001.

(2)
Consists of 500,000 shares issuable under the Norstan, Inc. 1995 Long-Term Incentive Plan (the "Employee Plan"), 100,000 shares issuable under the Norstan, Inc. Restated Non-Employee Directors' Stock Plan (the "Directors' Plan") and 400,000 shares issuable under the 2000 Employee Stock Purchase Plan of Norstan, Inc. (the "Stock Purchase Plan"). This Registration Statement will cover any additional shares of common stock which become issuable under the Employee Plan, Directors' Plan and Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction with receipt of consideration which results in an increase in the number of shares of the Registrant's outstanding common stock.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

    The following documents filed by the Registrant with the Securities and Exchange Commission ("SEC") are incorporated herein by reference and made a part hereof:

  (1)
  the Registrant's Annual Report on Form 10-K for the year ended April 30, 2000 filed with the SEC on August 15, 2000;

  (2)
  the Registrant's Schedule 14A, Notice of the 2000 Annual Meeting of Shareholders and Proxy Statement filed with the SEC on August 16, 2000;

  (3)
  the Registrant's Quarterly Report on Form 10-Q for the three months ended July 29, 2000 filed with the SEC on September 12, 2000;

  (4)
  The Registrant's Quarterly Report on Form 10-Q for the three months ended October 30, 2000 filed with the SEC on December 12, 2000;

  (5)
  the description of the Registrant's common stock contained in its Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act (and all amendments thereto and reports filed for the purpose of updating such description);

  (6)
  the Registrant's Registration Statement on Form S-8 No. 333-32394 filed with the SEC on March 14, 2000;

  (7)
  the Registrant's Registration Statement on Form S-8 No. 333-68059 filed with the SEC on November 27, 1998;

  (8)
  the Registrant's Registration Statement on Form S-8 No. 33-62971 filed with the SEC on September 27, 1995; and

  (9)
  the Registrant's Registration Statement on Form S-8 No. 33-62967 filed with the SEC on September 27, 1995;

    All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 6.  Indemnification of Officers and Directors.

    The Company's is governed by Minnesota Statues Chapter 302A. Minnesota Statutes Section 302A.521 provides that a corporation shall indemnify any person made or threatened to be made a party to any proceeding by reason of the former or present official capacity of such person against judgments, penalties, fines, including, without limitation, excise taxes assessed against such person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by such person in connection with the proceedings, if, with respect to the acts or omissions of such person complained of in the proceeding, such person has not been indemnified by another organization or employee benefit plan for the same expenses with respect to the same acts or omissions; acted in good faith; received no improper personal benefit and Section 302A.255, if applicable, has been satisfied; in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and in the case of acts or omissions by persons in their official capacity for the corporation, reasonably believed that the conduct was in the best interests of the corporation, or in the case of acts or omissions by persons in their capacity for other organizations, reasonably believed that the conduct was not opposed to the best interests of the corporation.

Item 8.  Exhibits.

5		Opinion of Maslon Edelman Borman & Brand, LLP.
23	(a)	Consent of Arthur Andersen LLP.
24	(a)	Consent of Maslon Edelman Borman & Brand, LLP (contained in Exhibit 5).
24	(b)	Power of Attorney (included on signature page).
99	(a)	Norstan, Inc. 1995 Long-Term Incentive Plan Norstan, Inc. as Amended September 14, 2000.
99	(b)	Restated Non-Employee Directors' Stock Plan as Amended September 14, 2000.
99	(c)	2000 Employee Stock Purchase Plan of Norstan, Inc. as Amended September 14, 2000.

Item 9.  Undertakings.

    The undersigned Registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

  (i)
  To include any prospectus required by Section 10(2)(3) of the Securities Act of 1933;

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

  (iii)
  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Security Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Minnetonka, State of Minnesota, as of February 16, 2001.

NORSTAN, INC.
By:	/s/ SCOTT G. CHRISTIAN Scott G. Christian Chief Financial Officer (Principal Financial and Accounting Officer)

POWER OF ATTORNEY

    We, the undersigned officers and directors of Norstan, Inc. hereby severally constitute Scott G. Christian and Philip J. Tilton and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names, in the capacities indicated below the registration statement filed herewith and any amendments to said registration statement, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Norstan, Inc. to comply with the provisions of the Securities Act of 1933 as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

    Pursuant to the requirements of the Securities Exchange Act of 1933, this registration statement has been signed below as of February 16, 2001 by the following persons in the capacities and as of the date indicated.

Name	Title

/s/ JAMES C. GRANGER James C. Granger	Chief Executive Officer and Director (Principal Executive Officer)
/s/ PAUL BASZUCKI Paul Baszucki	Chairman of the Board of Directors
/s/ RICHARD COHEN Richard Cohen	Director
/s/ CONSTANCE M. LEVI Constance M. Levi	Director

/s/ ALAN L. MENDELSON Alan L. Mendelson	Director
/s/ GERALD D. PINT Gerald D. Pint	Director
/s/ JAGDISH N. SHETH Jagdish N. Sheth	Director
/s/ HERBERT F. TRADER Herbert F. Trader	Director
/s/ MERCEDES WALTON Mercedes Walton	Director

EXHIBITS

Exhibit Number	Description of Exhibit
5	Opinion of Maslon Edelman Borman & Brand, LLP.
23(a)	Consent of Arthur Andersen LLP.
23(b)	Consent of Maslon Edelman Borman & Brand, LLP (contained in Exhibit 5).
24	Power of Attorney (included on signature page).
99(a)	Norstan, Inc. 1995 Long-Term Incentive Plan Norstan, Inc. as Amended September 14, 2000.
99(b)	Restated Non-Employee Directors' Stock Plan as Amended September 14, 2000.
99(c)	2000 Employee Stock Purchase Plan of Norstan, Inc. as Amended September 14, 2000.

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PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
SIGNATURES
POWER OF ATTORNEY
EXHIBITS